Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ACCUSTEM SCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Title of each Class of Securities to be Registered	Amount Registered (1)	Proposed Maximum Offering Price Per Share(2)(3)(4)	Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share(4)	—	—	$12,650,000	$1,394
Representative’s Warrants(5)
Shares of Common Stock issuable upon exercise of the Representative’s Warrants(6)	—	—	$474,375	$52

Total		—	$13,124,375	$1,446

Registration Fee Previously Paid				$1,444
Registration Fee Paid Herewith				$302

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereby an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	Calculated under Section 6(b) of the Securities Act as .00011020 times the proposed maximum aggregate offering price.

(4)	Includes the aggregate offering price of additional shares that the underwriters have the right to purchase from the Registrant, if any.

(5)	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable for up to the number of shares of common stock equal to 3% of the aggregate number of shares sold in this offering at a per share exercise price equal to 125% of the public offering price of the shares. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $474,375, which is equal to 125% of $379,500, (3% of the proposed maximum aggregate offering price of $12,650,000.

-1-